EXHIBIT 23(b)



      ERNST & YOUNG LLP  One Indiana Square               Phone:  317 681-7000
                         Suite 3400                       Fax:  317 681-7216
                         Indianapolis, Indiana 46204-2094



                           CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the caption
          "Experts" in the Registration Statement (Form S-3 No. 333-     )
          and related Prospectus of Minnesota Power & Light Company for the registration of $75,000,000 in principal amount of its first mortgage bonds and to the incorporation by reference therein of our report dated January 17, 1996 (except Note 13, as to which the date is January 19, 1996), with respect to the consolidated financial statements of ADESA Corporation for the six months ended December 31, 1995 (not presented separately therein) which are included in the consolidated financial statements of Minnesota Power & Light Company that are incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP


          January 29, 1997